UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 13, 2009
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
Registrant’s telephone number, including area code: (304) 598-2009
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
(Address of principal executive offices, zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items To Be Included In This Report
Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 13, 2009, the Compensation Committee amended the Centra Bank, Inc. 2008 Executive Incentive Bonus Plan (the “Plan”) to provide that payments under the Plan shall be limited to the extent necessary to comply with the Emergency Economic Stabilization Act of 2008, as amended by guidance or regulation thereunder. The amendment provides that if any bonus or incentive compensation is paid to a senior executive officer based on materially inaccurate statements relating to earnings, gains or other criteria, the executive officer shall repay that portion of any bonus or incentive compensation based on the materially inaccurate portion of such information. The amendment to the Plan is subject to Centra Financial Holdings, Inc. (the Registrant) closing on a transaction with the United States Department of the Treasury pursuant to which the Registrant would be issuing and selling shares of preferred stock and a warrant to purchase shares of the Registrant’s common stock.
     On January 13, 2009, the Compensation Committee of the Bank’s Board of Directors amended the Supplemental Executive Retirement Plan (the “SERP”) dated February 23, 2008, by and between the Bank and Mr. Leech and joined in by the Registrant. The Registrant joined in this amendment. The purpose of the amendment is to clarify that upon a change of control (as defined therein), Mr. Leech may terminate his employment and obtain the applicable benefits thereunder. The amendment constitutes a technical clarification.
     On January 13, 2009, the Compensation Committee of the Board of Directors of Centra Bank, Inc. (the “Bank”), a wholly owned subsidiary of the Registrant amended the Employment Agreement dated as of January 17, 2008 (as amended March 17, 2008), with Douglas J. Leech (the “Employment Agreement”). The Registrant joined in this amendment. Mr. Leech’s Employment Agreement has been amended to clarify that if Mr. Leech’s employment is terminated after a change in control (as defined therein), the change in control provisions of the Employment Agreement govern. Additionally, the amendment to the Employment Agreement accelerates the date from January 1, 2010, to January 15, 2009, for which Mr. Leech may voluntarily terminate his employment and be entitled to all benefits and perquisites as provided in the Employment Agreement.
     On January 13, 2009, the Compensation Committee of the Board of Directors confirmed and awarded Douglas J. Leech a $300,000 discretionary bonus.
     The foregoing descriptions of the amendment to Mr. Leech’s Employment Agreement, the amendment to the SERP and the amendment to the Plan do not purport to be complete and are subject to, and are qualified in, their entireties by, reference to the full and complete terms of those agreements that are attached hereto as Exhibits 10.44, 10.45 and 10.46, respectively, to this Current Report on Form 8-K, and which are incorporated into this Item 5.02 by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
10.44	Amendment to Employment Agreement effective January 13, 2009, by and between Centra Bank, Inc. and Douglas J. Leech, joined in by Centra Financial Holdings, Inc.

10.45	Agreement Amending Supplemental Executive Retirement Plan Agreement dated January 13, 2009, by and between Centra Bank, Inc. and Douglas J. Leech, joined in by Centra Financial Holdings, Inc.

10.46	Amendment to Centra Bank, Inc. 2008 Executive Incentive Bonus Plan dated January 13, 2009

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
President and Chief Executive Officer

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